UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2025

HUBILU VENTURE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-55611	47-3342387
(Commission File Number)	(I.R.S. Employer Identification No.)

205 S. Beverly Drive, Suite 205
Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

310-308-7887

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	HBUV	OTCID
Preferred	N/A	N/A

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, the general economic climate; the supply of and demand for real properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or the costs may be greater than anticipated and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

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Item 1.01 Entry into a Material Definitive Agreement.

(a) On July 29, 2025, Hubilu Venture Corporation (“the Company”), through its subsidiary, Elata Investments, LLC, a Wyoming Limited Liability Company (“Elata”) entered into a non-binding purchase agreement (“the 52nd Place Agreement”) with Estate of Louise Hill, Darnell Gant, Administrator (“Property Seller”) to acquire real property located at 417 W 52nd Place in Los Angeles. The acquisition for $525,000 closed on August 14, 2025.

The foregoing description of the acquisition of the 52nd Place Agreement and the transaction contemplated thereby contained herein is qualified in its entirety by reference to the 52nd Place Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition of Assets.

(a) On August 14, 2025, the Company, through its subsidiary, Elata Investments, LLC, closed on the acquisition of the real property located at 417 W 52nd Place in Los Angeles. The property was vacant at the time of purchase. The acquisition was for $525,000. The Elata purchase is subject to one loan as follows: (1) $482,500 first position note owing by Elata to Center Street Lending VIII SPE, LLC (“Center Street”), bearing interest on unpaid principal at the rate of 9.990% per annum. Interest only payable in monthly installments of $3,933.56 or more commenced on October 1, 2025 and continue until August 8, 2026, at which time the entire principal balance together with interest due thereon, shall become due and payable.

The foregoing description of the acquisition of the 52nd Place Agreement and the transaction contemplated thereby contained herein is qualified in its entirety by reference to the 52nd Place, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2025	HUBILU VENTURE CORPORATION

	By:	/s/ David Behrend
	Name:	David Behrend
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Contract among Elata Investments, LLC and Estate of Louise Hill, Darnell Gant, Administrator.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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